Exhibit 10.10
FORM OF
TAX SUPPORT AGREEMENT
          This TAX SUPPORT AGREEMENT (this “Agreement”) is entered into as of [___], 2009, between Pride International, Inc., a Delaware corporation (“Pride”), and Seahawk Drilling, Inc., a Delaware corporation (“Seahawk”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Master Separation Agreement referred to below.
RECITALS
          WHEREAS, the Board of Directors of Pride has determined that it would be appropriate and desirable for Pride to distribute (the “Distribution”) on a pro rata basis to the holders of outstanding shares of common stock, par value $.01 per share, of Pride all of the outstanding shares of common stock, par value $.01 per share, of Seahawk owned by Pride;
          WHEREAS, in order to effectuate the foregoing, Pride and Seahawk have entered into a Master Separation Agreement, dated as of the date hereof (the “Master Separation Agreement”), which provides, among other things, upon the terms and subject to the conditions thereof, for the separation of the respective businesses of Pride and Seahawk and the Distribution, and the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the foregoing;
          WHEREAS, Seahawk has received certain tax assessments from the Mexican Hacienda (as defined below) for past tax years, and Seahawk is contesting such tax assessments pursuant to proceedings that are pending as of the date hereof;
          WHEREAS, such tax assessments are Seahawk Liabilities, and Seahawk intends to continue to contest such tax assessments from and after the Distribution Time;
          WHEREAS, Seahawk is required to provide security in favor of the Mexican Hacienda while certain of such contest proceedings are pending and is expected to be required to provide additional security in favor of the Mexican Hacienda at a future date; and
          WHEREAS, Pride is willing to provide credit support for such required security on the terms and conditions contained herein.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. As used in this Agreement, the following terms have the meanings specified below:

          “Aggregate Credit Support Exposure” means, at any time, the sum of the Credit Support Exposures under all Pride Credit Support Instruments outstanding at such time.
          “Cash Collateral Account” means a blocked deposit account or accounts to be established and maintained in the name of Pride at the office of one or more financial institutions selected by Pride, as collateral security for all Obligations.
          “Category 1 Tax Assessment Obligations” means all payment obligations of Seahawk and/or any of its Subsidiaries in respect of the Category 1 Tax Assessments.
          “Category 2 Tax Assessment Obligations” means all payment obligations of Seahawk and/or any of its Subsidiaries in respect of the Category 2 Tax Assessments.
          “Category 3 Tax Assessment Obligations” means all payment obligations of Seahawk and/or any of its Subsidiaries in respect of the Category 3 Tax Assessments.
          “Category 4 Tax Assessment Obligations” means all payment obligations of Seahawk and/or any of its Subsidiaries in respect of the Category 4 Tax Assessments.
          “Category 1 Tax Assessments” mean the Tax Assessments described under the heading “Category 1 Tax Assessments” on Schedule 1 hereto (including any ordinary course increases for penalties and interest and other changes to such Tax Assessments as from time to time may be made by the Mexican Hacienda to the extent that such changes arise from the same statutory issues that formed the basis for the Mexican Hacienda’s original imposition of such Tax Assessments), as such Tax Assessments may be renumbered from time to time after the date hereof.
          “Category 2 Tax Assessments” mean the Tax Assessments described under the heading “Category 2 Tax Assessments” on Schedule 1 hereto (including any ordinary course increases for penalties and interest and other changes to such Tax Assessments as from time to time may be made by the Mexican Hacienda to the extent that such changes arise from the same statutory issues that formed the basis for the Mexican Hacienda’s original imposition of such Tax Assessments), as such Tax Assessments may be renumbered from time to time after the date hereof.
          “Category 3 Tax Assessments” mean the Tax Assessments described under the heading “Category 3 Tax Assessments” on Schedule 1 hereto (including any ordinary course increases for penalties and interest and other changes to such Tax Assessments as from time to time may be made by the Mexican Hacienda to the extent that such changes arise from the same statutory issues that formed the basis for the Mexican Hacienda’s original imposition of such Tax Assessments), as such Tax Assessments may be renumbered from time to time after the date hereof.
          “Category 4 Tax Assessments” mean the Tax Assessments described under the heading “Category 4 Tax Assessments” on Schedule 1 hereto (including any ordinary course increases for penalties and interest and other changes to such Tax Assessments as from time to time may be made by the Mexican Hacienda to the extent that such changes arise from the same statutory issues that formed the basis for the Mexican Hacienda’s original imposition of such Tax

Assessments), as such Tax Assessments may be renumbered from time to time after the date hereof.
          “Change in Circumstance” means, with respect to any Seahawk Credit Support Instrument with respect to which Seahawk has requested pursuant to Section 2.2(a) that any Pride Credit Support Instrument be issued, any of the following events: (a) any of the events or conditions described in Section 3.1(f) or (g) occurs with respect to the Seahawk Credit Support Provider that has issued or has proposed issuing such Seahawk Credit Support Instrument; (b) such Seahawk Credit Support Provider changes the terms on which it is willing to issue such Seahawk Credit Support Instrument in any material respect, including a change to the type or types of Pride Credit Support Instruments that such Seahawk Credit Support Provider is willing to accept; or (c) there shall occur a material disruption of, or a material adverse change in, financial, banking, surety or capital market conditions.
          “Continuing Directors” means, as of any date of determination, any member of the board of directors (or persons, committees or other group performing similar functions of Seahawk who (i) was a member of such board of directors (or persons, committee or other group performing similar functions) on the Distribution Date or (ii) was nominated for election or elected to such board of directors (or persons, committees or other group performing similar functions) with the approval of a majority of the Continuing Directors who were members of such board of directors (or persons, committees or other group performing similar functions) at the time of such nomination or election.
          “Credit Support Availability Period” means the period from the Distribution Date to the date that is sixty (60) days prior to the Credit Support Termination Date.
          “Credit Support Exposure” means, with respect to any outstanding Pride Credit Support Instrument provided in favor of any Seahawk Credit Support Provider at any time of determination, the maximum amount payable by Pride to such Seahawk Credit Support Provider under such Pride Credit Support Instrument (or, in the case of any Pride Credit Support Instrument of the type described in clause (c) or, if applicable, clause (d) of the definition thereof, the maximum amount payable by Pride to the issuer of such Pride Credit Support Instrument in order to reimburse such issuer for amounts it pays to such Seahawk Credit Support Provider) at such time. For the avoidance of doubt, Pride will have Credit Support Exposure under any Pride Credit Support Instrument provided in favor of any Seahawk Credit Support Provider until either (i) such Seahawk Credit Support Provider agrees to the termination or cancellation of, and/or releases Pride from all of its obligations under, such Pride Credit Support Instrument (and, in the case of any Pride Credit Support Instrument of the type described in clause (c) or, if applicable, clause (d) of the definition thereof, such Seahawk Credit Support Provider returns such Pride Credit Support Instruments to Pride), or (ii) the Seahawk Credit Support Instrument with respect to which such Pride Credit Support Instrument has been provided has been canceled or terminated and returned by the Mexican Hacienda to such Seahawk Credit Support Provider.
          “Credit Support Fee” has the meaning set forth in Section 2.7(a).

          “Credit Support Instrument” means any letter of credit, surety bond or other similar financial instrument.
          “Credit Support Termination Date” means the sixth anniversary of the Distribution Date.
          “Designated Subsidiaries” means, collectively, as of any date of determination, (a) each of the entities identified in Schedule 1 hereto that is a Subsidiary of Seahawk and is subject to an unresolved Tax Assessment on such date, and (b) each Subsidiary of Seahawk that, on such date, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.
          “Event of Default” has the meaning set forth in Section 3.1.
          “Existing Credit Support Instruments” means the letters of credit and surety bonds issued in favor of the Mexican Hacienda that are outstanding as of the date hereof, as more fully described on Schedule 2 hereto.
          “LIBO Business Day” means any day that is (i) a Business Day and (ii) a day on which dealings in deposits in U.S. dollars are conducted by and between banks in the London interbank eurodollar market.
          “LIBO Rate” means, for any date of determination, the rate per annum (expressed as a percentage) equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR from time to time), at approximately 11:00 a.m., London time, two LIBO Business Days prior to such day, for deposits in U.S. dollars (for delivery on such day), with a term of six (6) months commencing on such day. If such rate is not commercially available as set forth above on any date of determination for any reason, then the LIBO Rate for such day shall be the rate per annum (expressed as a percentage) for deposits in U.S. dollars that is described as the six-month “London interbank offered rate” in the Money Rates section of The Wall Street Journal for the second LIBO Business Day immediately preceding such day. If neither of the preceding rates is available on any date of determination for any reason, then the LIBO Rate for such day shall be the product of (i) the rate per annum (expressed as a percentage) for deposits in U.S. dollars that is described as the six-month “London interbank offered rate” in the Money Rates section of The Wall Street Journal most recently published on or prior to such day, multiplied by (ii) 1.25. To the extent that the LIBO Rate is being determined on any date of determination by reference to the Money Rates section of The Wall Street Journal and more than one “London interbank offered rate” for a six-month period is published in such section, the highest of such rates will be the rate used for such day.
          “Mexican Hacienda” means the Servicio de Administración Tributaria, an agency of the Secretaría de Hacienda y Crédito Público of Mexico.
          “Obligations” means all obligations (liquidated, contingent or otherwise) from time to time owed by Seahawk to Pride pursuant to, or arising under, this Agreement, including all obligations to reimburse Pride for any Pride Payments, all accrued and unpaid interest (including interest which accrues during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), all accrued and unpaid fees, and all obligations to pay expenses, reimbursements, indemnities and other amounts.
          “Pride Credit Support Instrument” means, with respect to a Seahawk Credit Support Instrument, any of the following: (a) a guarantee by Pride of all amounts payable by Seahawk or any of its Subsidiaries to the applicable Seahawk Credit Support Provider in the event such Seahawk Credit Support Provider makes any payment under such Seahawk Credit Support Instrument, (b) an agreement by Pride to indemnify such Seahawk Credit Support Provider for any amounts paid by such Seahawk Credit Support Provider under such Seahawk Credit Support Instrument, (c) a letter of credit, surety bond or other similar financial instrument issued by any third party for the account of Pride or any of its Subsidiaries, which backstops all or a portion of such Seahawk Credit Support Instrument, or (d) any agreement or instrument that is similar to any of the foregoing which has the effect of assuring the applicable Seahawk Credit Support Provider of reimbursement for any amounts it pays under such Seahawk Credit Support Instrument.
          “Pride Payment” has the meaning set forth in Section 2.3.
          “Proposed Credit Support Delivery Date” has the meaning set forth in Section 2.2(a).
          “Seahawk Change of Control” means the occurrence of any of the following events:
          (a) any acquisition pursuant to which any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the Voting Stock of Seahawk;
          (b) Seahawk is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, less than a majority of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting Person are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (i) the stockholders of Seahawk immediately prior to such merger or consolidation, or (ii) if the record date has been set to determine the stockholders of Seahawk entitled to vote on such merger or consolidation, the stockholders of Seahawk as of such record date;
          (c) Seahawk, either individually or in conjunction with one or more of its Subsidiaries, sells, conveys, transfers or leases, or its Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of Seahawk and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including equity interests of its Subsidiaries, to any Person other than Seahawk of one or more or if Subsidiaries;
          (d) the liquidation or dissolution of Seahawk; or
          (e) a majority of the individuals who constitute the board of directors of Seahawk are not Continuing Directors;

provided that, if the definition of “Change of Control” (or any comparable term) in the Seahawk Credit Agreement (or any defined term used in such definition) is amended in a manner that results in events in addition to those described in clauses (a) through (e) above constituting a “Change of Control” (or any comparable term) under the Seahawk Credit Agreement, then the term Seahawk Change of Control shall automatically be deemed to include, in addition to the events described in clauses (a) through (e) above, such additional events.
          “Seahawk Credit Agreement” means [to come], as amended, supplemented, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) from time to time.
          “Seahawk Indebtedness” means Indebtedness of Seahawk or any of its Subsidiaries in an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit agreement) exceeding the Threshold Amount.
          “Seahawk Credit Support Instrument” means any Credit Support Instrument (including the Existing Credit Support Instruments) issued for the account of Seahawk or any of its Subsidiaries, which Credit Support Instrument is issued for the benefit of the Mexican Hacienda in connection with any Specified Tax Assessment Contest.
          “Seahawk Credit Support Provider” means a financial institution or other Person not an Affiliate of Seahawk or Pride that issues a Seahawk Credit Support Instrument (including the issuers of the Existing Credit Support Instruments).
          “Specified Seahawk Indebtedness” means Indebtedness of Seahawk or any of its Subsidiaries in an aggregate outstanding principal amount (including amounts owing to all creditors under any combined or syndicated credit agreement, but excluding undrawn committed or available amounts) exceeding the Threshold Amount.
          “Specified Tax Assessments” means the Category 1 Tax Assessments, the Category 2 Tax Assessments, the Category 3 Tax Assessments and the Category 4 Tax Assessments.
          “Specified Tax Assessment Contests” means the contests by Seahawk and/or certain of its Subsidiaries of the Specified Tax Assessments, which are pending as of the date hereof.
          “Tax Assessment” means any of the tax assessments levied against Seahawk and/or certain of its Subsidiaries in 2006, 2007 and February 2009 by the Mexican Hacienda related to the tax years 2001 through 2004.
          “Threshold Amount” means $2,500,000; provided that, if the “cross-default threshold” in the Seahawk Credit Agreement is amended to be an amount other than $2,500,000, the Threshold Amount shall automatically be deemed to be such other amount.
          “Voting Stock” means, with respect to any entity, equity interests of such entity of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the board of directors (or persons, committees or groups performing similar functions) of such entity.
     Section 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” is not exclusive. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
ARTICLE II
PRIDE CREDIT SUPPORT
     Section 2.1 Pride Credit Support Instruments. Subject to the terms and conditions set forth herein, in connection with any Specified Tax Assessment Contest, Pride agrees to provide, from time to time during the Credit Support Availability Period upon the request of Seahawk in accordance with Section 2.2, one or more Pride Credit Support Instruments in favor of any Seahawk Credit Support Provider that has issued one or more Seahawk Credit Support Instruments in connection with such Specified Tax Assessment Contest; provided that:
     (a) Pride shall determine in its sole discretion the type or types of Pride Credit Support Instruments it will provide in favor of such Seahawk Credit Support Provider, provided that such type or types of Pride Credit Support Instruments must be reasonably acceptable to such Seahawk Credit Support Provider;
     (b) the Credit Support Exposure with respect to such Pride Credit Support Instruments shall not exceed the aggregate amount payable by such Seahawk Credit Support Provider to the Mexican Hacienda under the Seahawk Credit Support Instruments supported by such Pride Credit Support Instruments;
     (c) Pride shall have no obligation to provide any Pride Credit Support Instrument if the Credit Support Exposure in respect thereof is not subject to a specified monetary cap;

     (d) Seahawk shall not be entitled to request that any Pride Credit Support Instruments be provided in support of any Seahawk Credit Support Instruments that secure any Category 1 Tax Assessment Obligations if the Proposed Credit Support Delivery Date therefor is on or after May 31, 2012;
     (e) Seahawk shall not be entitled to request that any Pride Credit Support Instruments be provided in support of any Seahawk Credit Support Instruments that secure any Category 2 Tax Assessment Obligations if the Proposed Credit Support Delivery Date therefor is on or after May 31, 2013;
     (f) Seahawk shall not be entitled to request that any Pride Credit Support Instruments be provided in support of any Seahawk Credit Support Instruments that secure any Category 3 Tax Assessment Obligations if the Proposed Credit Support Delivery Date therefor is on or after May 31, 2014.
For the avoidance of doubt, Pride has no obligation to provide any credit support for any Credit Support Instruments that Seahawk may post in favor of the Mexican Hacienda in connection with any proceedings maintained by Seahawk or any of its Subsidiaries contesting tax assessments other than the Specified Tax Assessments.
     Section 2.2 Requests for Pride Credit Support Instruments.
     (a) In order to request that Pride provide a Pride Credit Support Instrument to a Seahawk Credit Support Provider, Seahawk shall submit a written request to Pride at least 45 days prior to the date on which Seahawk desires that Pride provide such Pride Credit Support Instrument (the “Proposed Credit Support Delivery Date”), which written request shall include the following information:
     (i) an identification of the applicable Specified Tax Assessment Contest;
     (ii) a description of the Seahawk Credit Support Instrument or proposed Seahawk Credit Support Instrument with respect to which Seahawk requests that such Pride Credit Support Instrument be issued, including a description of the type of such Seahawk Credit Support Instrument, the applicable Seahawk Credit Support Provider, the expiration or maturity date thereof, the amounts that may be payable by such Seahawk Credit Support Provider to the Mexican Hacienda thereunder and any other material terms of such Seahawk Credit Support Instrument;
     (iii) an identification of the types of Pride Credit Support Instruments that the applicable Seahawk Credit Support Provider reasonably deems acceptable to be provided in its favor to support the applicable Seahawk Credit Support Instrument it has issued or proposes to issue; and
     (iv) the Proposed Credit Support Delivery Date, which shall be a Business Day during the Credit Support Availability Period and shall comply with the terms of Section 2.1.

     (b) So long as (i) the type and terms of the Seahawk Credit Support Instrument that Seahawk has posted or proposes to post are acceptable to Pride, (ii) the issuer thereof is acceptable to Pride, (iii) Seahawk has provided to Pride all the information specified in Section 2.2(a) and, if any, all other information timely requested by Pride pursuant to Section 2.2(c) and (iv) no Event of Default then exists (and Seahawk certifies in writing that no Event of Default then exists), Pride shall deliver to the applicable Seahawk Credit Support Provider on the Proposed Credit Support Delivery Date (or, if reasonably required by such Seahawk Credit Support Provider and if it is commercially reasonable for Pride to do so, on a day not more than three Business Days prior to the Proposed Credit Support Delivery Date) one or more Pride Credit Support Instruments that support Seahawk’s or any of its Subsidiaries’ payment obligations in respect of such Seahawk Credit Support Instrument.
     (c) If (i) the type or terms of the Seahawk Credit Support Instrument that Seahawk has posted or proposes to post are not acceptable to Pride, (ii) the issuer of such Seahawk Credit Support Instrument or Instruments is not acceptable to Pride and/or (iii) Pride requires any information other than as specified in Section 2.2(a) which it reasonably believes is necessary for it to issue the requested Pride Credit Support Instrument, then Pride shall notify Seahawk (in writing or by way of a telephone call to an officer of Seahawk, which telephone call shall be promptly followed by a confirmatory writing to Seahawk), within 10 days after Pride’s receipt of the applicable request made by Seahawk pursuant to Section 2.2(a), of the type of Seahawk Credit Support Instrument, or the changes in the terms thereof, that would be acceptable to Pride, the names of potential issuers of Seahawk Credit Support Instruments that would be acceptable to Pride, and/or such other information that Pride reasonably believes is necessary for it to issue the requested Pride Credit Support Instrument, as applicable. If (1)(x) Seahawk does not receive a writing or telephone call of the nature described in the preceding sentence within 10 days after Pride’s receipt of a request made by Seahawk pursuant to Section 2.2(a), or (y) Seahawk timely receives such a writing or telephone call, and Seahawk is able to procure one or more Seahawk Credit Support Instruments that are acceptable to Pride from an issuer or issuers acceptable to Pride and/or Seahawk furnishes all such information that Pride reasonably believes is necessary for it to issue the requested Pride Credit Support Instrument, as applicable, and (2) no Event of Default then exists (and Seahawk certifies in writing that no Event of Default then exists), then Pride shall deliver to the applicable Seahawk Credit Support Provider on the Proposed Credit Support Delivery Date (or, if reasonably required by such Seahawk Credit Support Provider and if it is commercially reasonable for Pride to do so, on a day not more than three Business Days prior to the Proposed Credit Support Delivery Date) one or more Pride Credit Support Instruments that support Seahawk’s or any of its Subsidiaries’ payment obligations in respect of such Seahawk Credit Support Instrument.
     (d) Notwithstanding anything to the contrary contained herein, Pride shall have the right to refuse to provide any Pride Credit Support Instrument requested by Seahawk if the type, terms or issuer of the Seahawk Credit Support Instrument that Seahawk has posted or proposes to post are not acceptable to Pride; provided that, if the conditions set forth in clauses (i) through (iii) of Section 2.2(b) have been satisfied with respect to any Pride Credit Support Instrument requested to be provided to support any Seahawk Credit Support Instrument, Pride shall not be able subsequently to refuse to provide such Pride Credit Support Instrument unless a Change in Circumstance has occurred (in which case Pride shall be able to refuse to provide such Pride Credit Support Instrument). Seahawk acknowledges and agrees that the Seahawk Credit Support Instruments that are acceptable to Pride may be more expensive for Seahawk to procure than other types of Credit Support Instruments, and that the fees and charges of issuers of Seahawk Credit Support Instruments that are acceptable to Pride may be greater than the fees and charges of other issuers of Credit Support Instruments. Pride acknowledges and agrees that the Existing Credit Support Instruments are acceptable to Pride and that each issuer of an Existing Credit Support Instrument is acceptable to Pride (but only in its capacity as the issuer of such Existing Credit Support Instrument); provided that Pride shall have the right to require Seahawk to provide one or more replacement Seahawk Credit Support Instruments for the Existing Credit Support Instruments on the terms and conditions set forth in Section 2.2(e).
     (e) Once a Pride Credit Support Instrument has been provided in support of a Seahawk Credit Support Instrument, Pride shall have the right to require, upon not less than 45 days’ prior written notice, that Seahawk arrange for the replacement of such Seahawk Credit Support Instrument with a different type of Seahawk Credit Support Instrument acceptable to Pride in its sole discretion on the date (or, if such date is not a Business Day, on the next succeeding Business Day) that is one year prior to the date on which Seahawk is required to ensure that Pride has no more Credit Support Exposure under such Pride Credit Support Instrument pursuant to Section 2.4(a), (b), (c) or (d). The failure of Seahawk to arrange for the issuance of such a replacement Seahawk Credit Support Instrument on such date shall constitute an Event of Default under Section 3.1(c).
     Section 2.3 Reimbursement of Amounts Paid under Pride Credit Support Instruments. In the event that Pride makes any payment pursuant to or in connection with any Pride Credit Support Instrument (a “Pride Payment”), Seahawk shall immediately and unconditionally pay to Pride upon demand the amount of such payment. If Seahawk shall fail to pay to Pride the amount of any such Pride Payment immediately upon demand, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 7.50% plus the LIBO Rate. Such interest shall be payable in arrears on demand.
     Section 2.4 Termination of Pride Credit Support Instruments.
     (a) Seahawk shall take all actions necessary in order to ensure that, on July 31, 2012 (or, if such day is not a Business Day, on the next succeeding Business Day), either (i) the applicable Seahawk Credit Support Providers have agreed to the termination or cancellation of, and/or have released Pride from all of its obligations under, all Pride Credit Support Instruments provided in support of Seahawk Credit Support Instruments issued by such Seahawk Credit Support Providers that secure any Category 1 Tax Assessment Obligations (and, in the case of any such Pride Credit Support Instruments of the type described in clause (c) or, if applicable, clause (d) of the definition thereof, such Seahawk Credit Support Providers have returned such Pride Credit Support Instruments to Pride), or (ii) all such Seahawk Credit Support Instruments securing any Category 1 Tax Assessment Obligations with respect to which any Pride

Credit Support Instruments have been provided have been canceled or terminated and returned by the Mexican Hacienda to such Seahawk Credit Support Providers.
     (b) Seahawk shall take all actions necessary in order to ensure that, on July 31, 2013 (or, if such day is not a Business Day, on the next succeeding Business Day), either (i) the applicable Seahawk Credit Support Providers have agreed to the termination or cancellation of, and/or have released Pride from all of its obligations under, all Pride Credit Support Instruments provided in support of Seahawk Credit Support Instruments issued by such Seahawk Credit Support Providers that secure any Category 2 Tax Assessment Obligations (and, in the case of any such Pride Credit Support Instruments of the type described in clause (c) or, if applicable, clause (d) of the definition thereof, such Seahawk Credit Support Providers have returned such Pride Credit Support Instruments to Pride), or (ii) all such Seahawk Credit Support Instruments securing any Category 2 Tax Assessment Obligations with respect to which any Pride Credit Support Instruments have been provided have been canceled or terminated and returned by the Mexican Hacienda to such Seahawk Credit Support Providers.
     (c) Seahawk shall take all actions necessary in order to ensure that, on July 31, 2014 (or, if such day is not a Business Day, on the next succeeding Business Day), either (i) the applicable Seahawk Credit Support Providers have agreed to the termination or cancellation of, and/or have released Pride from all of its obligations under, all Pride Credit Support Instruments provided in support of Seahawk Credit Support Instruments issued by such Seahawk Credit Support Providers that secure any Category 3 Tax Assessment Obligations (and, in the case of any such Pride Credit Support Instruments of the type described in clause (c) or, if applicable, clause (d) of the definition thereof, such Seahawk Credit Support Providers have returned such Pride Credit Support Instruments to Pride), or (ii) all such Seahawk Credit Support Instruments securing any Category 3 Tax Assessment Obligations with respect to which any Pride Credit Support Instruments have been provided have been canceled or terminated and returned by the Mexican Hacienda to such Seahawk Credit Support Providers.
     (d) Seahawk shall take all actions necessary in order to ensure that, on the Credit Support Termination Date (or, if such day is not a Business Day, on the next succeeding Business Day), either (i) the applicable Seahawk Credit Support Providers have agreed to the termination or cancellation of, and/or have released Pride from all of its obligations under, all Pride Credit Support Instruments provided in support of Seahawk Credit Support Instruments issued by such Seahawk Credit Support Providers that secure any Category 4 Tax Assessment Obligations (and, in the case of any such Pride Credit Support Instruments of the type described in clause (c) or, if applicable, clause (d) of the definition thereof, such Seahawk Credit Support Providers have returned such Pride Credit Support Instruments to Pride), or (ii) all such Seahawk Credit Support Instruments securing any Category 4 Tax Assessment Obligations with respect to which any Pride Credit Support Instruments have been provided have been canceled or terminated and returned by the Mexican Hacienda to such Seahawk Credit Support Providers.
     (e) If at any time any Seahawk Credit Support Provider notifies Seahawk or any of its Subsidiaries in writing (including by electronic mail) that such Seahawk Credit

Support Provider no longer requires any Pride Credit Support Instrument provided in its favor to remain effective, Seahawk shall promptly, and in any event within three Business Days after receiving such notification, notify Pride thereof and shall take all commercially reasonable actions necessary to ensure the prompt termination (and, if applicable, return to Pride) of such Pride Credit Support Instrument.
     Section 2.5 Reductions in Credit Support Exposure.
     (a) If at any time any Seahawk Credit Support Provider notifies Seahawk or any of its Subsidiaries in writing (including by electronic mail) that such Seahawk Credit Support Provider no longer requires the full value of any Pride Credit Support Instrument provided in its favor to remain effective, Seahawk shall promptly, and in any event within three Business Days after receiving such notification, notify Pride thereof and shall take all commercially reasonable actions necessary to ensure that the value of such Pride Credit Support Instrument is reduced by the amount that such Seahawk Credit Support Provider no longer requires be maintained.
     (b) If, as a result of a settlement or other disposition of all or any part of any Specified Tax Assessment Contest or otherwise, the maximum amount payable under any Seahawk Credit Support Instrument is reduced or any Seahawk Credit Support Instrument is terminated, then Seahawk shall promptly, and in any event within three Business Days after such reduction or termination, notify Pride thereof and take all commercially reasonable actions necessary to ensure that the value of the Pride Credit Support Instrument or Instruments supporting such Seahawk Credit Support Instrument is reduced by a corresponding amount or such Pride Credit Support Instrument or Instruments are terminated (and, if applicable, returned to Pride), as applicable.
     Section 2.6 Modifications of Seahawk Credit Support Instruments. At any time that a Pride Credit Support Instrument is outstanding, Seahawk shall not make or consent to any increase in, amendment to or other modification of (in each case, that is not expressly contemplated herein) the Seahawk Credit Support Instrument or Instruments that are supported by such Pride Credit Support Instrument without the prior written consent of Pride, which consent may not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, if Seahawk proposes to effect any increase in the amounts that may be payable by the applicable Seahawk Credit Support Provider to the Mexican Hacienda under any such Seahawk Credit Support Instrument other than as expressly contemplated herein, Pride’s withholding of its consent to such increase shall be deemed to be reasonable.
     Section 2.7 Fees.
     (a) Seahawk agrees to pay to Pride a credit support fee (the “Credit Support Fee”), which shall accrue at a rate equal to 5.25% per annum on the Aggregate Credit Support Exposure on each day during the period from the Distribution Date to the Credit Support Termination Date; provided that, if Pride continues to have any Credit Support Exposure after the Credit Support Termination Date, then the Credit Support Fee shall continue to accrue on the Aggregate Credit Support Exposure on each day during the period from the Credit Support Termination Date to the date on which Pride ceases to have any Credit Support Exposure. Accrued Credit Support Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Credit Support Termination Date (or, if any such day is not a Business Day, on the next succeeding Business Day), commencing on the first such date to occur after the Distribution Date; provided that any Credit Support Fees accruing after the Credit Support Termination Date shall be payable on demand. All Credit Support Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Once paid, Credit Support Fees shall not be refundable for any reason.
     (b) If any Credit Support Fee is not paid when due, such overdue Credit Support Fee shall bear interest, after as well as before judgment, at a rate per annum equal to 7.50% plus the LIBO Rate. Such interest shall be payable in arrears on demand.
     Section 2.8 Information Regarding Specified Tax Assessment Contests
Seahawk shall notify Pride in writing of any material developments with respect to any of the Specified Tax Assessment Contests promptly after the occurrence thereof (each such notice to describe such developments in reasonable detail). In addition, Seahawk shall, promptly after any request therefor, provide Pride with all information regarding the Specified Tax Assessment Contests as Pride may reasonably request from time to time.
     Section 2.9 Settlement of Specified Tax Assessment Contests. Seahawk shall not enter into or agree to any settlement with the Mexican Hacienda in respect of any Specified Tax Assessment Contest unless (a) Seahawk reasonably believes that Seahawk is able to pay the amount of such proposed settlement in accordance with the terms of such settlement (taking into account all availability under the Seahawk Credit Agreement and other financial sources available to Seahawk or its Subsidiaries) and (b) Seahawk provides Pride not less than 15 days’ prior written notice of such settlement.
ARTICLE III
EVENTS OF DEFAULT
     Section 3.1 Events of Default. If any of the following events (“Events of Default”) shall occur:
     (a) Seahawk shall fail to pay any reimbursement obligation in respect of any Pride Payment when and as the same shall become due and payable;
     (b) Seahawk shall fail to pay any interest or any fee or any other amount (other than an amount referred to in clause (a) of this Section 3.1) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
     (c) Seahawk shall fail to observe or perform any covenant, condition or agreement contained in (i) clause (a), (b), (c) or (d) of Section 2.4, (ii) Section 2.6 or (iii) Section 2.9;

     (d) Seahawk shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) and (c) of this Section 3.1 and in Section 2.8) to be observed or performed by it pursuant to any of the provisions hereof, and such failure continues unremedied for 15 days after Pride has given Seahawk written notice thereof;
     (e) Seahawk or any or its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Seahawk Indebtedness, when and as the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);
     (f) any event or condition occurs that results in any Seahawk Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Seahawk Indebtedness or any trustee or agent on its or their behalf to cause any Seahawk Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Seahawk or any of its Designated Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Seahawk or any of its Designated Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) Seahawk or any of its Designated Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section 3.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Seahawk or any of its Designated Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
     (i) Seahawk or any of its Subsidiaries shall generally not pay its debts as they become due, or admit in writing its inability to pay its debts generally; or
     (j) a Seahawk Change of Control shall occur;

then, and in every such event (other than any event described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, Pride may terminate its obligation to provide any additional Credit Support Instruments in favor of any Seahawk Credit Support Provider, and thereupon such obligation shall terminate immediately; and in case of any event described in clause (g) or (h) of this Section, the obligation of Pride to provide any additional Credit Support Instruments in favor of any Seahawk Credit Support Provider shall automatically terminate. Upon the occurrence and during the continuance of an Event of Default, Pride may exercise any rights and remedies available to it under this Agreement or at law or equity.
     Section 3.2 Events of Default Requiring Cash Collateralization. If any of the following events shall occur:
     (a) any Event of Default described in clause (a), (b), (c)(ii), (c)(iii), (g), (h), (i) or (j) of Section 3.1 shall occur;
     (b) Seahawk or any or its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Specified Seahawk Indebtedness, when and as the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or
     (c) any event or condition occurs that results in any Specified Seahawk Indebtedness becoming due prior to its scheduled maturity; provided that this clause (c) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
then, and in every such event (other than any event described in Section 3.1(g) or (h)), and at any time thereafter during the continuance of such event, Pride may require Seahawk to cash collateralize the Aggregate Credit Support Exposure by paying to Pride immediately available funds in an amount equal to the then Aggregate Credit Support Exposure, which funds shall be deposited into the Cash Collateral Account; and in case of any event described in Section 3.1(g) or (h), Seahawk shall forthwith, without any demand or the taking of any other action by Pride, cash collateralize the Aggregate Credit Support Exposure by paying to Pride immediately available funds in an amount equal to the then Aggregate Credit Support Exposure, which funds shall be deposited into the Cash Collateral Account.
     Section 3.3 Additional Events of Default Requiring Cash Collateralization.
     (a) If Seahawk shall fail to perform its obligations under Section 2.4(a), Seahawk shall forthwith, without any demand or the taking of any other action by Pride, cash collateralize the aggregate Credit Support Exposures under all Pride Credit Support Instruments provided in support of Seahawk Credit Support Instruments that secure any Category 1 Tax Assessments by paying to Pride immediately available funds in an amount equal to such aggregate Credit Support Exposures, which funds shall be deposited into the Cash Collateral Account. If, by September 30, 2012, the items described in clause (i) or (ii) of Section 2.4(a) have not been effected, Seahawk shall forthwith, without any demand or the taking of any other action by Pride, cash collateralize the aggregate Credit Support Exposures under all Pride Credit Support

Instruments provided in support of Seahawk Credit Support Instruments that secure any Category 2 Tax Assessments, Category 3 Tax Assessments or Category 4 Tax Assessments by paying to Pride immediately available funds in an amount equal to such aggregate Credit Support Exposures, which funds shall be deposited into the Cash Collateral Account.
     (b) If Seahawk shall fail to perform its obligations under Section 2.4(b), Seahawk shall forthwith, without any demand or the taking of any other action by Pride, cash collateralize the aggregate Credit Support Exposures under all Pride Credit Support Instruments provided in support of Seahawk Credit Support Instruments that secure any Category 2 Tax Assessments by paying to Pride immediately available funds in an amount equal to such aggregate Credit Support Exposures, which funds shall be deposited into the Cash Collateral Account. If, by September 30, 2013, the items described in clause (i) or (ii) of Section 2.4(b) have not been effected, Seahawk shall forthwith, without any demand or the taking of any other action by Pride, cash collateralize the aggregate Credit Support Exposures under all Pride Credit Support Instruments provided in support of Seahawk Credit Support Instruments that secure any Category 3 Tax Assessments or Category 4 Tax Assessments by paying to Pride immediately available funds in an amount equal to such aggregate Credit Support Exposures, which funds shall be deposited into the Cash Collateral Account.
     (c) If Seahawk shall fail to perform its obligations under Section 2.4(c), Seahawk shall forthwith, without any demand or the taking of any other action by Pride, cash collateralize the aggregate Credit Support Exposures under all Pride Credit Support Instruments provided in support of Seahawk Credit Support Instruments that secure any Category 3 Tax Assessments by paying to Pride immediately available funds in an amount equal to such aggregate Credit Support Exposures, which funds shall be deposited into the Cash Collateral Account. If, by September 30, 2014, the items described in clause (i) or (ii) of Section 2.4(c) have not been effected, Seahawk shall forthwith, without any demand or the taking of any other action by Pride, cash collateralize the aggregate Credit Support Exposures under all Pride Credit Support Instruments provided in support of Seahawk Credit Support Instruments that secure any Category 4 Tax Assessments by paying to Pride immediately available funds in an amount equal to such aggregate Credit Support Exposures, which funds shall be deposited into the Cash Collateral Account.
     (d) If Seahawk shall fail to perform its obligations under Section 2.4(d), Seahawk shall forthwith, without any demand or the taking of any other action by Pride, cash collateralize the aggregate Credit Support Exposures under all Pride Credit Support Instruments provided in support of Seahawk Credit Support Instruments that secure any Category 4 Tax Assessments by paying to Pride immediately available funds in an amount equal to such aggregate Credit Support Exposures, which funds shall be deposited into the Cash Collateral Account.
     (e) To the extent Seahawk is required to cash collateralize any Credit Support Exposures pursuant to any of clauses (a) through (d) above and Seahawk has previously cash collateralized all or a portion of such Credit Support Exposures and such cash remains on deposit in the Cash Collateral Account, the amount of cash required to be provided to Pride in order to effect such cash collateralization shall be reduced by the amount of such cash that is on deposit in the Cash Collateral Account at such time.
     Section 3.4 Cash Collateral Account.
     (a) Seahawk hereby pledges to Pride, and hereby grants to Pride a first priority security interest in, all funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations. Pride shall have sole control over the Cash Collateral Account and shall from time to time withdraw funds then held in the Cash Collateral Account to satisfy the payment of the Obligations as shall have become or shall become due and payable under this Agreement. Pride shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which Pride accords its own property, it being understood that Pride shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds or for investing such funds.
     (b) If at any time the amount of funds on deposit in the Cash Collateral Account exceeds the sum of the Aggregate Credit Support Exposure at such time and Pride’s reasonable estimate of additional penalties and interest that will be required to be secured during the pendency of all Specified Tax Assessment Contests, upon the request of Seahawk, Pride shall withdraw the amount of such excess from the Cash Collateral Account and turn over the amount of such excess to Seahawk.
     Section 3.5 Failure to Deposit Cash Collateral. If Seahawk fails to cash collateralize all or any part of the Aggregate Credit Support Exposure as required by Section 3.1 within five Business Days after the occurrence of any Event of Default, Seahawk shall pay interest on the portion of the Aggregate Credit Support Exposure that has not been so cash collateralized at a rate per annum equal to 7.50% plus the LIBO Rate. Such interest shall be payable in arrears on demand.
ARTICLE IV
MISCELLANEOUS
     Section 4.1 Entire Agreement. This Agreement, the Master Separation Agreement, the other Ancillary Agreements and the Schedules attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.
     Section 4.2 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Texas as to all matters regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.
     Section 4.3 Termination. This Agreement may be terminated at any time prior to the Distribution Date upon the termination of the Master Separation Agreement. In the event of termination pursuant to this Section, neither party shall have any Liability of any kind to the other party.
     Section 4.4 Notices. Except in the case of notices, requests, demands and other communications expressly permitted to be given by telephone, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed as follows:
(a)	if to Pride, to:

Pride International, Inc. Attention: 5847 San Felipe, Suite 3300 Houston, Texas 77057 Facsimile: (713) ; and

(b)	if to Seahawk, to:

Seahawk Drilling, Inc. Attention: 5847 San Felipe, Suite 1600 Houston, Texas 77057 Facsimile: (713) .
     Section 4.5 Costs and Expenses. Seahawk agrees to pay, upon demand by Pride, all legal and other costs and expenses of Pride incurred during the existence of an Event of Default in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement or the protection of Pride’s rights in connection with this Agreement.
     Section 4.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement binding on Seahawk and Pride.
     Section 4.7 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party hereto.
     Section 4.8 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and is not intended to confer upon any other

Person except the parties hereto and their respective Subsidiaries any rights or remedies hereunder.
     Section 4.9 Severability. If any term or other provision of this Agreement or the Schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
     Section 4.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative and are not exclusive of any rights or remedies otherwise available.
     Section 4.11 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.
     Section 4.12 Arbitration; Dispute Resolution. The procedures for negotiation and binding arbitration set forth in Article V of the Master Separation Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, the alleged breach hereof, or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof).
     Section 4.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any amount payable hereunder, together with all fees, charges and other amounts which are treated as interest on such amount under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved in accordance with applicable law, the rate of interest payable in respect of such amount hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such amount but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to Pride in respect of other amounts or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by Pride.
     Section 4.14 Construction. This Agreement shall be construed as if jointly drafted by Seahawk and Pride and no rule of construction or strict interpretation shall be applied against either party. The parties represent that this Agreement is entered into with full consideration of any and all rights which the parties may have. The parties have relied upon their own knowledge and judgment and upon the advice of the attorneys of their choosing. The parties have received independent legal advice, have conducted such investigations they and their counsel thought appropriate, and have consulted with such other independent advisors as they and their counsel deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The parties are not relying upon any representations or statements made by any other party, or such other party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly incorporated in this Agreement. The parties are not relying upon a legal duty, if one exists, on the part of any other party (or such other party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that no party shall ever assert any failure to disclose information on the part of the other party as a ground for challenging this Agreement.
     Section 4.15 Headings. The headings contained in this Agreement, in any Schedule hereto and in the table of contents of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
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          WHEREFORE, the parties have signed this Tax Support Agreement effective as of the date first set forth above.

PRIDE INTERNATIONAL, INC.

By:

Name:
Title:

SEAHAWK DRILLING, INC.

By:

Name:
Title: